                                                                    EXHIBIT 10.3




                              HUDSON VALLEY BANK

                     SUPPLEMENTAL RETIREMENT PLAN OF 1997
                     ------------------------------------

                        EFFECTIVE AS OF JULY 1, 1997



                                  ARTICLE ONE
                                  -----------

1.   PURPOSE OF THE PLAN
     -------------------

     The purpose of the Hudson Valley Bank Supplemental Retirement Plan (hereinafter called the "Plan") is to provide the participating executives with an added incentive in order to retain their services until retirement.

     The Plan is intended to be a non-qualified, unfunded Plan which is designed to supplement all other benefits received, now or in the future, by the participant. The Plan may, at its option, purchase insurance on the participant's life with the Bank being the beneficiary of these policies in order to reimburse itself, in whole or in part, for its cost of such benefits.

                                  ARTICLE TWO
                                  -----------

2.   DEFINITIONS
     -----------

     The following words and phrases shall have the respective meaning set forth below:

     A. "Plan" shall mean the provisions of the Hudson Valley Bank Supplemental Retirement Plan of 1997.

     B.  "Bank" shall mean the Hudson Valley Bank, its successors and assigns.

     C. "Participants" shall be those present and future Senior Executives selected by the Compensation Committee to participate in the Plan.

     D. "Beneficiary" shall mean the person(s) entitled to the benefits as a beneficiary of a deceased participant.

     E.  "Effective Date" shall mean the 1st day of July, 1997.

     F. "Base Annual Compensation" shall mean the regular basic salary of the Participant (before any deductions for a 401(k) Plan or any other deferred income) actually paid for the services rendered during any applicable calendar year. However, it shall exclude any bonuses, overtime, fringe or supplemental compensation or any payments from prior periods of any amounts that have been deferred at the request of the employee.

     However, if the Participant shall be considered "disabled" under the Plan, the Base Annual Compensation shall be the regular basic salary at the time of disability, increased by the annual percentage in the Cost of Living (for the New York Metropolitan Area as determined by the Bureau of Labor Statistics) limited to a maximum of 5% annually until the Normal Retirement Date.

     G. "Normal Retirement Date" shall mean the first day of the month coinciding with or next following the date which a Participant has attained Age 65 "Normal Retirement" and has completed at least ten (10) years of service.

     H. "Interest Rate Offset" shall mean the yield on a 15 Year United States Treasury Bond on the first day of the month, three (3) months prior to the Participant's retirement.

     I. "Lump Sum Equivalent" shall mean the value of the Participant's Qualified Plan Account as of the date of retirement.

     J. "Bank Pension Plan Benefit" shall mean the annual amount payable over a fifteen (15) year period from the lump sum equivalent of any Qualified Retirement Plan of the Bank at the Participant's retirement assuming the interest rate offset. If the Bank should terminate its Qualified Plan prior to the Participant's retirement, the definition of lump sum shall be the lump sum equivalent at termination increased annually by the interest rate offset on January 1st of each year.

     (An example of this definition is: $100,000 lump sum equivalent at retirement - 7% interest rate offset - annual 15 year payment of $10,261).

     K. "401(k) Matching Offset" shall mean the annual amount payable over a 15 year period from the maximum annual amount the Bank would have matched to the executive's 401(k) contribution (irrespective of whether the executive contributed the maximum amount) increased annually by the interest rate offset.

     (An example of this definition is: $50,000 lump sum equivalent at retirement - 7% interest rate offset - annual 15 year payment of $5,130).

                                  ARTICLE THREE
                                  -------------

3.   ADMINISTRATION OF THE PLAN
     --------------------------

     The Compensation Committee of the Bank (hereinafter called the "Committee") or other committee so designated by the Bank's Board of Directors shall administer the Plan. All questions of interpretation and application of the Plan shall be determined by a majority of the committee and the determination of such majority shall be final and binding on all persons.

                                  ARTICLE FOUR
                                  ------------

4.   POSTPONED RETIREMENT
     --------------------

     Each Participant shall be required to retire at such time as he or she attains the Normal Retirement Age, provided said Normal Retirement is in conformity with the State and/or Federal Laws applicable at that time.

     A. Participant may remain in the employ of the Bank after he or she attains the Normal Retirement Age for such periods or "at will" as may be agreed to by the Board of Directors.

     No additional benefits shall accrue for any employment subsequent to Age 65, but upon retirement or separation from employment, the Participant shall receive the Normal Supplemental Retirement Benefits he or she would have received had the Participant retired at Age 65.

                                  ARTICLE FIVE
                                  ------------


5.   BENEFITS FORMULA
     ----------------

     A. Supplemental Pension Benefit - Term - A Participant who retires from the Bank under Normal Retirement, or under Postponed Retirement, shall receive supplemental retirement benefits for a period of fifteen (15) years, payable on a monthly basis (180 months) beginning on the first day of the month following his Normal or Postponed Retirement Date .

     B. Supplemental Pension Benefit - Amount - The Normal Supplemental Pension Benefit shall be equal to 60% of the average of the highest five years Base Annual Compensation during the last ten years of the Participant's employment reduced by the following :

         1.  The Lump Sum Equivalent of Qualified Plan Benefit;

         2.  The Lump Sum Equivalent of the 401(k) Matching benefit;

         3.  50% of the Executive's Primary Social Security Benefit; and

         4. The Lump Sum Equivalent of any other retirement type benefits which have been provided and paid for by the Bank during the course of the Participant's employment.

         An example of this provision is as follows:

                            Age                       Salary
                  63                                 $150,000
               ------------------------------------------------
                  64                                 $135,000
               ------------------------------------------------
                  62                                 $125,000
               ------------------------------------------------
                  61                                 $110,000
               ------------------------------------------------
                  60                                 $100,000
               ------------------------------------------------
                 Average                             $124,000
               ------------------------------------------------
                 60% of Average Salary               $ 74,400
               ------------------------------------------------
                 Minus Pension Plan                  $24,4000
                 Lump Sum Equivalent
               ------------------------------------------------
                 Minus 401(k) Match                  $  5,100
                 Lump Sum Equivalent
               ------------------------------------------------
                 Minus 50% Primary                   $  7,500
                 Social Security
               ------------------------------------------------
                 Equals 15 Yr.                       $ 37,400
                 Supplemental Pension
               ------------------------------------------------

     C. Transfer of Duties/Authorized Leave - Notwithstanding any provision to the contrary, so long as the Participant shall continue to be in the employ of the Bank or the Hudson Valley Holding Corp. or one or more of its subsidiaries, his or her eligibility and vesting shall not be affected by any change of duties or position. In addition, an authorized leave of absence shall not affect the Participant's rights. However, nothing in this Plan or in any other agreement shall confer upon any Participant any right to continue' in the employment of the Bank, Holding Corp., or any such subsidiary.

                                  ARTICLE SIX
                                  -----------

6.   VOLUNTARY RESIGNATION, TERMINATION WITH AND WITHOUT CAUSE, PRIOR TO
                                                                --------
     RETIREMENT.
     -----------

     A.  Voluntary Resignation. In the event the Participant voluntarily
         ---------------------
resigns, before the Participant reaches Age 65, the Bank's obligations to make any payments under this Agreement shall immediately terminate.

     B.  Termination with Cause. In the event that a Participant is terminated
         ----------------------
for cause including but not limited to wrongful application of funds, commission of a crime or disregard of Board or Management policy or directives at any time either before the Participant reaches Age 65 or after the Participant reaches Age 65 if the Participant has postponed retirement in accordance with Article 4 herein, the Bank's obligations to make any payments under this Agreement shall immediately terminate. Additionally, if after receiving payments under this plan, it comes to the attention of the Bank that while employed, the Participant engaged in an act that would have caused Termination for Cause, the participant will no longer be entitled to benefits under this Plan.

     The Compensations Committee's determination as to what constitutes "for cause" shall be binding and final on all parties.

     C.  Termination without Cause.  In the event the Participant's employment
         -------------------------
is terminated without cause before the Participant shall have reached the Age of 65, the Bank's obligation to make any payments under this Agreement shall immediately terminate, except the

Participant shall be entitled to receive a percentage of the annual benefits based upon the following formula:


                                        # of Years        Non-Forfeiture
            Age at Termination          Of Service           Benefit
         ------------------------------------------------------------------
            60 but less than 61         10 or more              50%
         ------------------------------------------------------------------
            61 but less than 62         11 or more              60%
         ------------------------------------------------------------------
            62 but less than 63         12 or more              70%
         ------------------------------------------------------------------
            63 but less than 65         13 or more              80%
         ------------------------------------------------------------------
            64 but less than 65         14 or more              90%
         ------------------------------------------------------------------

                                  ARTICLE SEVEN
                                  -------------

7.   TOTAL DISABILITY
     ----------------

     A. If, prior to the Participant's 65th birthday, Participant should become disabled by "Total Disability" as defined herein, while employed by the Bank, the Participant's rights and Bank's payment obligations as described in Article Five hereof, shall remain unaffected due to such disability. If such Total Disability shall continue through the Participant's "Normal Retirement Date", then the annual benefits shall be payable as if the Participant had fulfilled all of the conditions in Paragraph 5 of this Agreement.

     B. "Total Disability", for the purposes of this Agreement, shall be if the Participant is deemed totally disabled under the Bank's Long Term Disability Policy in effect at the time of the Participant's disability.

     C. Under no circumstances shall this Article be construed to give the Participant any additional disability benefits other than those which may be provided by the Bank under separate disability plans or policies.

                                  ARTICLE EIGHT
                                  -------------


8.   DEATH BENEFITS
     --------------

     A. Death Prior to Age 60 - In the event of a Participant's death while
        ---------------------
employed by the Bank prior to Age 60 and prior to his or her Retirement Date, the Bank agrees to pay to such beneficiary as Participant may have designated pursuant to Article Nine or in the absence of any such designation, to the Participant's surviving spouse, or if no surviving spouse, then to Participant's estate, 60% of the Participant's Base Annual Compensation (see definitions) for a period of fifteen (15) years (the benefit years) commencing upon the first day of the month immediately following the Participant's death, with death benefits in equal monthly installments subject to the provisions of Paragraph B below.

     B.  Death After Age 60 but Prior to Retirement - In the event of a
         ------------------------------------------
Participant's death after Age 60, but before receiving retirement benefits, the amount paid to the designated beneficiary shall be the amount as if the Participant had retired on the normal retirement date.

     C. Eligibility for Death Benefits Prior to Retirement - In order to be
        --------------------------------------------------
eligible for the pre-retirement death benefit under the Plan1 prior to retirement, the Participant must qualify for life insurance at standard rates from the insurer designated by the Bank. If the Participant does not qualify for standard insurance, he or she can qualify for the Pre-Retirement Death Benefit if the Participant agrees to reduce their compensation from the Bank for that portion of the life insurance premium greater than the standard premium.

             An example of this paragraph is:

             If Standard Premium could be issued      =    $10,000

             Premium Offered by Insurer               =     12,500

             Executive's Annual Salary Reduction      =      2,500


     If the Participant was previously insured at standard rates and receives an increase in Base Annual Compensation which necessitates additional insurance for which Participant is uninsurable or cannot qualify for standard rates and the Participant does not elect salary reduction as stated above, the Participant will still be entitled to death benefits based upon the Participant's Base Annual Compensation in effect at the time immediately prior to the increase in Base Annual Compensation that triggered the need for increased insurance.

     D.  Death Benefit While Receiving Retirement Benefits - In the event of the
         -------------------------------------------------
Participant's death while receiving retirement payments under Articles Five and Six, Death Benefits shall be payable to such beneficiary as Participant may have designated pursuant to Article Nine or in the absence of any such designation, to the Participant's surviving spouse, or if no surviving spouse, then to Participant's estate, in the same manner as if payable to the Participant. Any amounts not fully paid by reason of any such payee's death while receiving payments, if any, shall also be payable in the same manner and under the same conditions as if payable to the Participant under Paragraph 8A above.

                                  ARTICLE NINE
                                  ------------

9.   DESIGNATION OF BENEFICIARY
     --------------------------

     To designate a beneficiary or beneficiaries to receive death benefits or unpaid retirement benefits under this Agreement, the Bank shall provide each Participant with beneficiary forms to designate the name, address, relationship, and percentage benefit payable to the beneficiary. If the Bank does not have an executed beneficiary designation of Participant, the benefits shall be payable to the Participant's surviving spouse or if the Participant has no surviving spouse, the estate of the Participant. If the beneficiary of any benefits is the Surviving spouse of the Participant, said surviving spouse shall have the right to designate a beneficiary to receive any unpaid benefits due to the surviving spouse at their death. If the beneficiary is not the surviving spouse, the Participant shall have the right to name successor beneficiaries.

                                  ARTICLE TEN
                                  -----------

10.  RESTRICTIVE COVENANTS
     ---------------------

     A.  Employment and Solicitation.  The Participant agrees that during
         ---------------------------
employment or while receiving benefits hereunder, the Participant shall not accept employment or consultancy with any bank, mortgage or brokerage company, or financial institution, nor solicit as a customer, either directly or indirectly, on behalf of any other bank, mortgage or brokerage company, or financial institution, any person or entity that is domiciled or operating within the Bank's primary market area as defined in its public C.R.A. statement or anyone who is a current or prospective customer of the Bank, wherever located.

     B.  Confidential Information.  During the term of employment or while
         ------------------------
receiving benefits hereunder, the Participant agrees to keep confidential all information provided by the Bank except only such information as is already known to the public, and including such information and material relating to any customer, vendor, licensee, or other party transacting business with the Bank and not to release, use, or disclose the same except with the prior written permission of the Bank.

     Participant further agrees to consider all plans, strategies and techniques with which the Participant has become familiar to be confidential and the exclusive property of the Bank which will not be disclosed to anyone for any reason whatsoever. All records, files, reports, lists, customer lists, plans documents, equipment, and the like relating to the business of the Bank, which the Participant has used or come into contact with, shall remain the sole property of the Bank.

     Participant agrees that on request of the Bank, and in any event upon termination, Participant shall turn over to the Bank all documents, papers, or other material in Participant's possession and under Participant's control which may contain or be derived from confidential information, together with all documents, notes, or other work product which is connected with or derived from Participant's services to the Bank whether or not such material is at the date hereof in Participant's possession. Participant agrees that he or she shall have no proprietary interest in any work product developed or used by him or her arising out of employment with the Bank.

     C.  Injunctive Relief.  Participant acknowledges that the Bank will suffer
         ------------------
irreparable injury, not readily susceptible of valuation in monetary damages, if the Participant breaches any of the obligations under paragraphs 10 A or 10 B above. Accordingly, the Participant agrees that the bank will be entitled to injunctive relief against any breach or prospective breach by the Participant of the Participant's obligation's under paragraphs 10 A or 10 B in any federal or state court of competent jurisdiction sitting in the State of New York. The Participant hereby submits to the jurisdiction of such courts for the purposes of any actions or proceeding instituted by the Bank to obtain such injunctive relief, and agrees that process may be served on the Participant by registered mail, addressed to the last address of the Participant known to the Bank, or in any other manner authorized by law.

                                 ARTICLE ELEVEN
                                 --------------

11.  INSURANCE
     ---------

     It is the intention of the Bank to purchase a life insurance contract or contracts on the Participant's life payable to the Bank as a means of reimbursing itself, in whole or in part, for the cost of the benefits provided in this Agreement. The Participant agrees to cooperate with the Bank in obtaining such insurance by giving necessary consents or be submitted to any necessary physical examinations. Nothing in this Agreement, however shall create an obligation on the Bank's part to obtain life insurance or to set aside any assets or funds to meet the obligations under this Agreement and the Bank hereby reserves the absolute right in its sole discretion to terminate any insurance contract it may obtain on the Participant's life, or to terminate in whole or in part, any other funding program it may elect to undertake in connection with this Agreement.

                                 ARTICLE TWELVE
                                 --------------

12.  REORGANIZATION
     --------------

     If the Bank is merged, consolidated into or with any other Corporation or substantially all the assets are transferred to another Corporation, the provisions of this Agreement are binding upon and inure to the benefit of the corporation resulting from such merger, consolidation, or transfer.

     Notwithstanding any other provisions of this Agreement, in the event of a merger, consolidation or sale of the Bank's assets where the Bank remains the controlling party, such an event shall have no effect on this Agreement and this Agreement shall remain in full force and effect.

     Notwithstanding any other provisions of this Agreement, in the event of a merger, consolidation or sale of substantially all of the Bank's assets where the Bank is not the controlling party and the Participant would at the time of said merger, consolidation or sale have ten (10) or more years of service and be under Age 60, the Participant for purposes of this Agreement shall be deemed to be Age 60. Even though the Participant may be entitled to receive payments prior to Age 65 if terminated under this paragraph, the provisions in regard to postponed retirement under Article Four above shall only be effective after the Participant's chronological age of 65.

     An example of this paragraph is:

     Executive Age 55 - 12 Year of Service - Bank is sold - Executive is terminated without cause 2 years after sale - average 5-Year compensation at that time is $100,000.

     Executive would be entitled to $35,000 less any Qualified Plan Offset 3 years hence, payable for 15 years: i.e.,

     $100,000     x     50%     x     70%     =     $35,000

                    (Pension)   (Age 62)      (Pension Before Offsets)

                                ARTICLE THIRTEEN
                                ----------------

13.  INCAPACITY OF RECIPIENT
      ----------------------

     In the event a Participant or Beneficiary is declared incompetent or the provisions of the Participant or Beneficiary's Durable Power of Attorney has been satisfied, then any benefits payable under the Plan to which such Participant or Beneficiary shall be entitled may be paid to such Guardian or Attorney-in-Fact or any other person legally charged with the care of this person or estate. Except as provided above in this paragraph, if the Compensation Committee in its sole discretion determines that a Participant or Beneficiary is unable to manage his or her own financial affairs, the Compensation Committee may direct the payments to any persons for the benefit of the Participant or Beneficiary.

                                ARTICLE FOURTEEN
                                ----------------

14.  CLAIMS BY OTHERS
     ----------------

     At no time shall the Participant's estate, Participant's spouse, or any other beneficiary the Participant may have designated under this Agreement, be deemed to have any claims, rights, title, or any other interest in or to any life insurance contract(s) the Bank may have obtained or any specific fund or asset belonging to the Bank. Regarding any claim for unpaid benefits under this Agreement, the Participant, Participant's spouse, or any other designated beneficiary shall be an unsecured creditor of the Bank with no greater rights than any other creditor having a general claim for unpaid compensation.

                                ARTICLE FIFTEEN
                                ---------------

15.  ENCUMBRANCES
     ------------

     It is expressly agreed all payments under this Agreement and any rights thereto are nonassignable and nontransferable. Neither the Participant, the Participant's spouse, nor any other beneficiary shall have the right to commute, sell, pledge, assign, transfer or otherwise convey the right to receive any payments under this Agreement. Such payments shall not be subject to legal process or levy of any kind.

                                ARTICLE SIXTEEN
                                ---------------

16.  RELATION TO OTHER BENEFITS
     --------------------------

     The benefits under this Agreement shall be independent of, and in addition to, benefits payable under any other employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by the Bank to the Participant whether as salary, or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provision hereof restrict the absolute right of the Bank to discharge the Participant at will or restrict the absolute right of the Participant to terminate his/her employment at will. However, it is intended that this Agreement shall remain in effect until all benefits have been paid, except in the event of earlier termination of the Agreement as provided under any other termination provision of this Agreement.

                               ARTICLE SEVENTEEN
                               -----------------

17.  LUMP SUM PAYMENT OF BENEFITS
     ----------------------------

     The Corporation shall have the right to commute any benefits after they become payable under the program but shall be limited to utilizing the Interest Rate Offset.

         An example of this article is:

     1.  Annual Payment                 $ 37,500

     2.  Years Remaining                       5

     3.  Interest Rate Offset                  7%

     4.  Commuted Amount                $164,520

                                ARTICLE EIGHTEEN
                                ----------------

18.  AMENDMENTS
     ----------

     During the Participant's lifetime this Agreement may be terminated or amended in any particular by the mutual written agreement of the Participant and the Bank.

                                ARTICLE NINETEEN
                                ----------------

19.  BINDING EFFECT
     --------------

     This Agreement shall be binding upon the parties hereto, their heirs, executors and administrators, conservators, attorney-in-fact and successors in interest.

                                 ARTICLE TWENTY
                                 --------------

20.  GOVERNING LAW
     -------------

     This Plan shall be construed in accordance with the laws of the State of New York, except to the extent (if any) preempted by federal law.

                               ARTICLE TWENTY-ONE
                               ------------------

21.  ARBITRATION
     -----------

     Unless otherwise provided in this Agreement, any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by the American Arbitration Association and the judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                               ARTICLE TWENTY-TWO
                               ------------------

22.  SEVERABILITY
     ------------

     It is agreed that the invalidity or unenforceability of any article, section, provision of this Agreement shall not affect the validity or enforceability of any one or more of the other articles, sections, paragraphs or provisions.

                                              HUDSON VALLEY BANK



                                              BY: __________________________
                                              Chairman of the Board
                                              November 16, 1998



ATTEST:



_______________________________

Secretary


A:\RETIRE.WPD